 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

Your Event, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53164

Nevada	26-1375322
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

310-698-0728

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company,” “Registrant,” “we,” “our” and “us” refer to Your Event, Inc.

Item 1.01 Entry Into a Material Definitive Agreement

Distribution Agreement

On June 4, 2013, Your Event, Inc., a Nevada corporation (the "Registrant" or “the Company”) entered into an Exclusive Distribution Agreement with Sanrio Inc (see Exhibit 10.4).

The Distribution Agreement assigns to Your Event the exclusive wholesaler and distributor of Hello Kitty and Major League Baseball ("MLB") co-branded products jointly planned by Your Event and MLB. The co-branded products are to be approved and manufactured by Sanrio. The duration of this Agreement is limited to three years. Sales of such products are limited to the following retail channels:

a)      Retail stores on the premise of "MLB" ballparks;

b)      Retail stores owned by and directly controlled by MLB;

c)      Online stores directly operated by MLB

Apparel License Agreement

Your Event, Inc., entered into an Apparel License Agreement with Major League Baseball Properties, Inc. Under the terms of the Agreement, Your Event, can sell Hello Kitty branded apparel items at Major Baseball League teams. The License term is for January 1, 2013 ending December 31, 2013, with a sell off period of January 1, 2014 through February 28, 2014 (see Exhibit 10.5).

Hard Good License Agreement

Your Event, Inc., entered into a Hard Goods License Agreement with Major League Baseball Properties, Inc. Under the terms of the Agreement, Your Event, can sell Hello Kitty branded hard goods to Major Baseball League teams. The License term is for January 1, 2013 ending December 31, 2013, with a sell off period of January 1, 2014 through February 28, 2014 (see Exhibit 10.6).

Item 5.06 Change in Shell Company Status

Your Event, Inc. ceased to be shell company on June 11, 2013. As a result of obtaining a distribution agreement with Sanrio and Major League Baseball, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

FORM 10 INFORMATION

Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may,” “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry information contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services

Overview of Current Operations

Your Event, Inc. was incorporated in the state of Nevada on October 30, 2007. We have not generated any revenue to date and we are a development stage company.

At the Company’s inception, Your Event, Inc. focused on becoming an event planning company primarily serving the Las Vegas, Nevada market. Its goal included the planning of corporate events such as conventions, business conferences, and product launches, as well as social events such as weddings, reunions, and anniversaries, and develop and implement a marketing and sales program to sell these event planning services.

Your Event’s management has strategically changed the Company’s business focus. The company has positioned itself to sell and market products under a well-known licensed brand, specifically, Hello Kitty. Your Event recently signed a Distribution Agreement with Sanrio as their exclusive wholesaler and distributor of Hello Kitty apparel and hard goods that will be sold through the Major League Baseball ("MLB") teams initially in California. The co-branded products are to be approved and manufactured by Sanrio. Sales of such products are limited to the following retail channels:

a)      Retail stores on the premise of "MLB" ballparks;

b)      Retail stores owned by and directly controlled by MLB;

c)      Online stores directly operated by MLB

Our website is: http://yevn.us

Our Mission

“Our mission is to build a multi-generational fan base.” Our mission is accomplished by assisting professional sports teams in acquiring fans from the younger generation. As these younger fans develop a loyalty to the team, it is anticipated that these young fans eventually pass their team-specific enthusiasm to their children and grandchildren.

Our Distribution Plan

We plan to market our products at multiple price points allowing us to provide products to a broad range of consumers. As a result of our broad distribution platform, we are a licensee and supplier of a premier branded name product. Our strategy is to seek sports licenses that will enable us to offer a range of products targeting different price points and different distribution channels.

Products

We plan to market and sell Hello Kitty apparel and merchandise at a wide range of retail sales prices. Our Hello Kitty apparel products consist of:

•         T-Shirts

•         Outerwear

•         Fleece Jackets

•         Adjustable Baseball Caps (baseball caps that are sized, fitted and adjustable)

We also plan to market and sell Hello Kitty hard goods that consist of:

•         tote bags

•         coin purses

•         cell phone covers

•         pins

•         ball point pens

•         eyeglass frames

•         plush seat cushions

•         plush dolls

•         keychains

•         stickers, all with the Hello Kitty likenesses.

Manufacturing and Sourcing

We arrange for the production of products from independent manufacturers located primarily in Shen Zen and Shang Hai, China.

Our headquarters in California provide the liaison offices with production orders stating the quantity, quality, delivery time and types of products to be produced. We assist in the negotiation and placement of orders with manufacturers. In allocating production among independent suppliers, we consider a number of criteria, including, but not limited to, quality, availability of production capacity, pricing and ability to meet changing production requirements.

The manufacture of the substantial majority of our products is performed manually. A pattern is used in cutting fabric to panels that are assembled in the factory. All sub-materials are also added at this time. The products are inspected throughout this process to insure that the design and quality specifications of the order are being maintained as the garment is assembled. After pressing, cleaning and final inspection, the product is labeled and ready for shipment.

Our company is solely responsible for all matters pertaining to the conceptual design and development of all merchandise co-branded between Hello Kitty Merchandise and Major League Baseball, however the final approvals on these designs and products lies with Major League Baseball and Sanrio, the Licensors.

As is customary, we have not entered into any long-term contractual arrangements with any vendor or manufacturer. We believe that the production capacity of foreign manufacturers with which we have developed, or are developing, a relationship is adequate to meet our production requirements for the foreseeable future. We believe that alternative foreign manufacturers are readily available.

A majority of all finished goods manufactured for us is drop-shipped to our customers and/or distribution facilities or to designated third party facilities for final inspection and allocation. The goods are delivered to our customers by independent shippers. We choose the form of shipment (principally ship, truck or air) based upon a customer’s needs, cost and timing considerations.

Marketing and Distribution

Our products will be sold primarily to sports stores owned and operated by major league baseball teams in the United States. We will initially be selling products to the major league baseball teams in California.

Seasonality

We anticipate that retail sales of our products will be seasonal in nature. Sales of sports apparel will constitute a significant portion of our sales. Since our primary customers will consist of major league baseball teams, we expect during the off-season, we will generate limited revenues as compared to when the baseball season is in session

Competition

We have numerous competitors with respect to the sale of our products, including distributors that import products from abroad and domestic retailers with established foreign manufacturing capabilities. Some of our competitors have greater financial and marketing resources and greater manufacturing capacity than we do. In addition, many of these competitors have significantly greater experience than we do in their respective fields. We also compete with vertically integrated manufacturers that also own retail stores. Our retail business competes against a diverse group of retailers, including, among others, other outlet stores, department stores, specialty stores, warehouse clubs and e-commerce retailers. Sales of our products are affected by style, price, quality, brand reputation and general fashion trends.

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

We do not have any trademarks, patents, or other intellectual property.

We plan to rely on trade secrets, technical know-how, and on-going design development to build and maintain our competitive position. We will take security measures to protect our trade secrets, proprietary know-how and technologies, and confidential data and continue to explore further methods of protection. Our policy is to execute confidentiality agreements with our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to any third parties. These agreements also generally provide that any designs or product development conceived by the individual in the course of rendering services to us shall be our exclusive property.

Effect of Government Regulation on Business

We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees.

Employees

The Company has no employees and five Directors, three of whom are also Officers of the Company. Our Officers perform all of the job functions for the Company. The Company has no intention at this time to add employees until it can become a profitable entity. The Company from time to time may retain independent consultants in connection with its operations.

(i) The Company's performance is dependent on the performance of its officers. In particular, the Company's success depends on their ability to develop a business strategy which will be successful for the Company.

(ii) The Company does not carry key person life insurance on any of its personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company's future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

(iii) There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company's business, results of operations and financial condition.

Risk Factors Relating to Our Company

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

1. We have a limited historical financial information upon which you may evaluate our performance.

We have a limited history and we are subject to all risks inherent in a developing business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered by a development stage company. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, that are in our early stages of development. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or profits we anticipate in the future.

2. As we have recognized no revenues since our inception, there is no assurance that we will be able to continue as a going concern.

Our financial statements included with this Form 8-K have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended August 31, 2012. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. Since our auditor’s have raised a substantial doubt about our ability to continue as a going concern, this typically results greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. If we plan to seek additional funds through private placements of our common stock, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. If we are not able to achieve sufficient revenues to cover our costs or find financing, then we likely will be forced to cease operations and investors will likely lose their entire investment, investors may lose their entire investment.

3. The failure to maintain our license agreements could cause us to lose significant revenues and have a material adverse effect on our results of operations.

We will be dependent on sales of licensed product for a substantial portion of our revenues. In order to maintain our licensing agreements we need to make periodic payments and receive prior approval of the licensor as to all design and other elements of a product prior to production. License agreements also may restrict our ability to enter into other license agreements for competing products. If we do not satisfy these requirements, a licensor usually will have the right to terminate our license. Even if we comply with all the terms of a license agreement, we cannot be sure that we will be able to renew an agreement when it expires even if we desire to do so. The failure to maintain our license agreements could cause us to lose significant revenue and have a material adverse effect on our results of operations.

4. Our success is dependent on the strategies and reputation of our licensors.

Our business strategy is to offer our products on a multiple price point basis. As a part of this strategy, we licensed the names and brands of a recognized company and designer. In entering into this license agreement, we plan our products to be targeted towards different market segments based on consumer demographics, design, suggested pricing and channel of distribution. If any of our licensors decides to “reposition” its products under the brands we license from them, introduce similar products under similar brand names or otherwise change the parameters of design, pricing, distribution, target market or competitive set, we could experience a significant downturn in that brand’s business, adversely affecting our sales and profitability. In addition, as licensed products may be personally associated with designers or celebrities, our sales of those products could be materially and adversely affected if any of those individuals’ images, reputations or popularity were to be negatively impacted.

5. We have significant customer concentration, and the loss of one of our large customers could adversely affect our business.

We expect the MLB teams to be our largest customers. We do not have long-term contracts with any customers, and sales to customers generally occur on an order-by-order basis that may be subject to cancellation or rescheduling by the customer. A decision by our major customers to decrease the amount of merchandise purchased from us, increase the use of their own private label brands, sell a national brand on an exclusive basis or change the manner of doing business with us could reduce our revenues and materially adversely affect our results of operations. The loss of any of our large customers, or the bankruptcy or serious financial difficulty of any of our large customers, could have a material adverse effect on us.

6. The cyclical nature of the apparel industry and uncertainty over future economic prospects and consumer spending could have a material adverse effect on our results of operations.

The apparel industry is cyclical. Purchases of outerwear, sportswear, and other apparel tend to decline during recessionary periods and may decline for a variety of other reasons, including changes in fashion trends and the introduction of new products or pricing changes by our competitors. Uncertainties regarding future economic prospects may affect consumer-spending habits and could have an adverse effect on our results of operations. Uncertainty with respect to consumer spending as a result of weak economic conditions has, at times, caused our customers to delay the placing of initial orders and to slow the pace of reorders during the seasonal peak of our business. Weak economic conditions have had a material adverse effect on our results of operations at times in the past and could have a material adverse effect on our results of operations in the future as well.

7. The competitive nature of the apparel industry may result in lower prices for our products and decreased gross profit margins.

The apparel business is highly competitive. We have numerous competitors with respect to the sale of apparel, including distributors that import apparel from abroad and domestic retailers with established foreign manufacturing capabilities. Many of our competitors have greater financial and marketing resources and greater manufacturing capacity than we do. We also compete with vertically integrated apparel manufacturers that also own retail stores. The general availability of contract manufacturing capacity also allows ease of access by new market entrants. The competitive nature of the apparel industry may result in lower prices for our products and decreased gross profit margins, either of which may materially adversely affect our sales and profitability. Sales of our products are affected by style, price, quality, brand reputation and general fashion trends.

8. Fluctuations in the price, availability and quality of materials used in our products could have a material adverse effect on our cost of goods sold and our ability to meet our customers’ demands.

Fluctuations in the price, availability and quality of raw materials used in our products could have a material adverse effect on our cost of sales or our ability to meet our customers’ demands. We compete with numerous entities for supplies of materials and manufacturing capacity. Raw materials are vulnerable to adverse climate conditions, animal diseases and natural disasters that can affect the supply and price of raw materials. We may not be able to pass on all or any portion of higher material prices to our customers. Any raw material price increase or increase in costs related to the transport of our products (primarily petroleum costs) could increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking greater advantage of any reductions in raw material prices, favorable sourcing agreements or new manufacturing technologies (which enable manufacturers to produce goods on a more cost-effective basis) we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have an adverse effect on our business, results of operations or financial condition.

9. Our business is highly seasonal and our results of operations will most likely suffer during the baseball off-season.

Retail sales of baseball apparel have traditionally been seasonal in nature. Sales of baseball apparel and hard good will constitute a significant portion of our sales. Any difficulties we may encounter during this period as a result of weather or disruption of manufacturing or transportation of our products will have a magnified effect on our net sales and net income for the year could have a material adverse effect on our results of operations. Our quarterly results of operations for our retail business also may fluctuate based upon such factors as the timing of certain holiday seasons, the acceptability of seasonal merchandise offerings, the timing and level of markdowns, competitive factors, weather and general economic conditions.

10. If new legislation restricting the importation or increasing the cost of textiles and apparel produced abroad is enacted, our business could be adversely affected.

Legislation that would restrict the importation or increase the cost of textiles and apparel produced abroad has been periodically introduced in Congress. The enactment of new legislation or international trade regulation, or executive action affecting international textile or trade agreements, could adversely affect our business. International trade agreements that can provide for tariffs and/or quotas can increase the cost and limit the amount of product that can be imported.

China’s accession agreement for membership in the World Trade Organization provides that member countries, including the United States, may impose safeguard quotas on specific products. We are unable to assess the potential for future action by the United States government with respect to any product category in the event that the quantity of imported apparel significantly disrupts the apparel market in the United States. Future action by the United States in response to a disruption in its apparel markets could limit our ability to import apparel and increase our costs.

11. The effects of war, acts of terrorism or natural disasters could adversely affect our business and results of operations.

The continued threat of terrorism, heightened security measures and military action in response to acts of terrorism or civil unrest has, at times, disrupted commerce and intensified concerns regarding the United States economy. Any further acts of terrorism or new or extended hostilities may disrupt commerce and undermine consumer confidence, which could negatively impact our sales and results of operations. Similarly, the occurrence of one or more natural disasters, such as hurricanes, fires, floods or earthquakes could result in the closure of one or more of our distribution centers, our corporate headquarters or a significant number of stores or impact one or more of our key suppliers. In addition, these types of events could result in increases in energy prices or a fuel shortage, the temporary or long-term disruption in the supply of product, disruption in the transport of product from overseas, delay in the delivery of product to our factories, our customers or our stores and disruption in our information and communication systems. Accordingly, these types of events could have a material adverse effect on our business and our results of operations.

12. Our management controls a large block of our common stock that will allow them to control the Company.

As of June 7, 2013, our officers and directors owned approximately 62% of our outstanding common stock. As a result, our two officers will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)      election of our board of directors;

b)      removal of any of our directors;

c)      amendment of our Articles of Incorporation or bylaws; and

d)     adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our officers and directors have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Investors will own a minority percentage of the Company’s common stock and will have minority voting rights. Investors will not have the ability to control either a vote of the Company’s Shareholders or Board of Directors.

RISK FACTORS RELATING TO OUR COMMON STOCK

13. ALTHOUGH OUR STOCK IS QUOTED ON THE OTC-BULLETIN BOARD A LIMITED trading market HAS DEVELOPED FOR OUR STOCK AND purchasers of our securities may have difficulty selling their shares.

Although our stock is quoted on the OTC-Bulletin Board, few trades in our stock have taken place, to-date, and an active trading market in our securities may not develop, or if developed, may not be sustained. If no active market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in our Company. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if no trading develops, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

14. Future sales of shares by existing Controlling stockholders could cause our stock price to decline, FURTHER, Certain shares of our common stock are restricted from immediate resale.

If our existing controlling stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of June 7, 2013, we have 12,360,000 common shares issued and outstanding. Our officers own 7,668,993 common shares. If in the future, if they decide to sell their shares or if it is perceived that they will be sold, to the extent permitted by the Rules 144 and 701 under the Securities Act, the trading price of our common stock could decline.

The 7,668,993 shares of common stock, owned by our officers/directors are restricted from immediate resale in the public market. The restricted shares are restricted in accordance with Rule 144, which states that if unregistered, restricted securities are to be sold, a minimum of one year must elapse between the later of the date of acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of those securities in reliance on Rule 144. The Rule 144 restrictive legend remains on the stock until the holder of the stock holds the stock for longer than six months (unless an affiliate) and meets the other requirements of Rule 144 to have the restriction removed. The sale or resale of those shares in the public market, or the market’s expectation of such sales, may result in an immediate and substantial decline in the market price of our shares. Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.

15. We have never declared dividends on our common stock and do not plan to do so in the foreseeable future.

We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.

16. Holders of our common stock have a risk of potential dilution if we issue additional shares of common stock in the future.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

17. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud and as a result, investors may be misled and lose confidence in our financial reporting and disclosures, and the price of our common stock may be negatively affected.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A "significant deficiency" means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company’s financial reporting. A "material weakness" is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As of August 31, 2013 management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

18. LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company’s stock is currently quoted on the OTC-Bulletin Board with no trading activity to date; therefore, the stock will has a trading price of less than $5.00 per share and is subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

Government Approval

We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various environmental laws and regulations.

Properties

Our offices are currently located at 1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA 90254. Management believes that its current leased facilities are adequate for its needs through the next twenty-four months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

Submission of Matters to a Vote of Security Holders

We did not submit any matters to a vote of our security holders during the past fiscal year.

Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

(a) Market Information

Your Event Common Stock, $0.001 par value, is quoted on the OTC-Bulletin Board under the stock symbol: YEVN.

There are limited trades of the Company’s stock, there are no assurances that a market will ever develop for the Company's stock.

Year ended August 31, 2013	High	Low
First Quarter	$0.19	$0.13
Second Quarter	$0.20	$0.20
Third Quarter	$0.20	$0.20
Fourth Quarter	$-	$-

Year ended August 31, 2012	High	Low
First Quarter	$0.20	$0.20
Second Quarter	$0.20	$0.20
Third Quarter	$0.30	$0.25
Fourth Quarter	$0.19	$0.13

(b) Holders of Common Stock

As of June 7, 2013, there were approximately thirty (30) holders of record of our Common Stock and 12,360,000shares issued and outstanding.

(c) Dividends

In the future we intend to follow a policy of retaining earnings, if any, to finance the growth of the business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of future dividends on the Common Stock will be the sole discretion of board of directors and will depend on our profitability and financial condition, capital requirements, statutory and contractual restrictions, future prospects and other factors deemed relevant.

(d) Securities Authorized for Issuance under Equity Compensation Plans

There are no outstanding grants or rights or any equity compensation plan in place.

(e) Recent Sales of Unregistered Securities

Mr. Gaku Uehara, director and officer of the Corporation, loaned the Corporation the sum of $739,374.73, at a conversion factor of $0.20 per restricted common share. Mr. Uehara agreed, that in the best interest of the Corporation, to exchange some of this debt for stock in the Corporation. The Board of Directors authorized $270,561.34 principal debt and $2,162.81 interest to be converted into 1,360,000 restricted shares of common stock in the Corporation and issued to Mr. Masatoshi Suga.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Mr. Uehara, as an officer of the Company has a long-term pre-existing business relationship with the Company. We did not engage in any form of general solicitation or general advertising in connection with this transaction. Mr. Uehara was provided access to all material information, which he requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Mr. Uehara acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. He understood the ramifications of his actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

(f) Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the years ended August 31, 2011 or August 31, 2012.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations for the quarter ended February 28, 2013

Revenues

Since inception on October 30, 2007, the Company has generated no revenues.

During the quarter ended February 28, 2013, the Company had unaudited $364,101 in cash and a prepaid expense of $24,776, accounts receivable of $843 and deposits of $3,830 for a toal current assets of $393,550 as compared to audited cash of $127,988 and $34,560 in prepaid expenses for total current assets of $162,548 for the year ended August 31, 2012.

During the three months ended February 28, 2013, the Company had total operating expenses of $131,371, as compared to total operating expenses of $88,955 for the same period last year. The increase in expenses represented operating expenses of $91,659, accounting fees of $23,712 and operating expenses - related party of $16,000. The net loss for the three months ended February 28, 2013 was $(134,143) versus a net loss of $(88,955) for the same period last year. The Company’s net and operating expenses increased based on moving its operations from Japan to the U.S.

During the six months ended February 28, 2013, the Company had total operating expenses of $494,797, as compared to total operating expenses of $98,614 for the same period last year. The increase in expenses represented operating expenses of $432,985, accounting fees of $26,754 and operating expenses - related party of $35,058. The net loss for the six months ended February 28, 2013 was $(623,621) versus a net loss of $(98,614) for the same period last year. Since inception on October 30, 2007, the Company has incurred total operating expenses of $1,122,418 and a net loss of $(1,251,242) through the period ended February 28, 2013.

The Company used net cash in operations of $607,702 and $1,265,783 during the six month period ended February 28, 2013 and the period from inception to February 28, 2013, respectively, net cash in investing activities to purchase furniture and equipment of $49,642 during the six month period ended February 28, 2013; and generated cash of $893,457 and $1,679,526 from financing activities during the six month period ended February 28, 2013 and the period from inception to February 28, 2013, respectively. The funds generated from financing activities were from related party financing, advances from a former stockholder and bank loan.

Plan of Operation

Management does not believe that the Company will be able to generate any significant profit during the coming year. The Company's need for capital may change dramatically if it can generate additional revenues from its operations. There are no assurances additional capital will be available to the Company on acceptable terms.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Going Concern

The Company experienced operating losses of $(1,122,418) since its inception on October 30, 2007 through the period ended February 28, 2013. The financial statements have been prepared assuming the Company will continue to operate as a going concern which contemplates the realization of assets and the settlement of liabilities in the normal course of business. No adjustment has been made to the recorded amount of assets or the recorded amount or classification of liabilities which would be required if the Company were unable to continue its operations. (See Financial Footnote 2.)

Liquidity and Capital Resources

As of February 28, 2013, the Company had total current assets of $393,550 and total current liabilities of $1,557,772. The Company has limited financial resources available, which has had an adverse impact on the Company's liquidity, activities and operations. These limitations have adversely affected the Company's ability to obtain certain projects and pursue additional business. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. In order for the Company to remain a Going Concern it will need to find additional capital. Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. Management has been seeking outside funding for the Company with little success. The current economic downturn has made it difficult to find new capital sources for the Company. No assurances can be given that any new financing can be obtained to future the Company's business plan. No officer or director received stock options or other non-cash compensation since the Company's inception through February 28, 2013.

Director, Executive Officer and Corporate Governance.

The following table sets forth certain information regarding our current director and executive officer. Our executive officers serve one-year terms. Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current director and executive officer.

Name	Age	Position & Offices Held

June Tsukamoto	67	Chairperson

Gaku Uehara	45	President, Director

Masaya Konishi	30	Chief Executive Officer, Director

Masatoshi Suga	37	Chief Financial Officer, Director

Takahito Yasuki	64	Director

The business address of our officer/director is 1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA 90254.

Set forth below is a brief description of the background and business experience of our officers and directors.

June Tsukamoto, Chairperson

Ms. Tsukamoto is a US citizen residing in Japan. She incorporated Mitsutomo Inc. in 1986, a tire exporting company in Taiwan. She was appointed a Chairperson and Executive Director of Mitsutomo International in 1995, which she resigned in 2001.

Gaku Uehara, President, Director

Mr. Uehara, is a President at Next, Inc., an IT engineering business since April 1994. He was also a director of Infinity.

Masaya Konishi, Chief Executive Officer, Director

Mr. Konishi, is President of With Asset Management, Inc., a firm focused on fund origination and has been with the company since April 2007. Between April 2007 and March 2009, he was President of STEWARD Entertainment Inc. Mr. Konishi was also President of STEWARD Inc. and was with the company between April 2005 and March 2009.

Masatoshi Suga, Vice President, Chief Financial Officer, Director

From 2009 to 2011, Mr. Suga was the Executive Director of J-TOP Industry Co., Ltd, an electric works company. From 2008 to 2011, he was the Executive Director of Fuji Holdings, Inc., an electric works company, and he was also President of Elex Co., Ltd, an electric works company from 2003 to 2009.

Takahito Yasuki, Director

In 1984, Mr. Yasuki incorporated a game selling company ROMSTAR, Inc in California and assumed the President position. After folding ROMSTAR, he incorporated PLAYPHONE Inc., a mobile social game developing company in San Jose. He continues to hold the President position there as of today.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officer and director, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officer and director, we believe that as of the date of this report they were not current in his 16(a) reports.

Board of Directors

Our board of directors currently consists of five members. Our directors serve one-year terms.

Audit Committee

The company does not presently have an Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

Committees and Procedures

(1) The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2) The view of the Board of Directors is that it is appropriate for the registrant not to have such a committee because its directors participate in the consideration of director nominees and the Board and the Company are so small.

(3) The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a)).

(4) The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5) The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6) The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7) There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8) The nominating committee's process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director's liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Nevada Anti-Takeover Law and Charter and By-law Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Your Event, Inc. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Your Event, Inc. shares, unless the transaction is approved by Your Event, Inc.'s Board of Directors. The provisions also prohibit the Company from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Your Event, Inc.

Compensation

As a result of the Company's current limited available cash, no officer or director received compensation since October 30, 2007 (inception) through August 31, 2012, except for Marilyn Montgomery, a former Chief Executive Officer and a director, who resigned the Company on January 5, 2012. Ms. Montgomery received compensation in the amount of $9,559 for the year ended August 31, 2012. The Company has no intention of paying salaries for other officers and directors at this time. However, the possibility will be considered depending on the way our business develops in the future.

We do not have any long-term compensation plans or stock option plans.

Stock Option Grants

We did not grant any stock options to the executive officer or director from inception through August 31, 2012.

Outstanding Equity Awards

We did not have any outstanding equity awards as of August 31, 2012.

Option Exercises

There were no options exercised by our named executive officers in the year ended August 31, 2012.

Potential Payments Upon Termination or Change in Control

We have not entered into any compensatory plans or arrangements with respect to our named executive officers, which would in any way result in payments to such officers because of his/her resignation, retirement, or other termination of employment with us, or any change in control of, or a change in his/her responsibilities following a change in control.

Director Compensation

We did not pay our directors any compensation during the years ended August 31, 2012 and August 31, 2011, except for Marilyn Montgomery as indicated above.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table presents information, to the best of our knowledge, about the ownership of our common stock on June 7, 2013 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officers and directors.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after June 7, 2013 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the U. S. Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of the Company's common stock. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)
June Tsukamoto Chairperson	Common	800,000	6.5%
Gaku Uehara President/Director	Common	480,000	3.9%
Masaya Konishi
CEO/Director	Common	4,548,993	36.8%
Masatoshi Suga CFO/Director	Common	1,840,000	14.8%
Takahito Yasuki
Director	Common	0	0%
Billion Sino (2) Shareholder	Common	1,651,007	13.3%
Directors and Officers as a Group
(5 Persons)	Common	7,668,993	62.0%

(1) Percent of Class is based on 12,360,000 shares issued and outstanding.

(2) Billion Sino, Unit 1006, 10F, Carnarvon Plaza, 20 Carnarvon Road Tsimshatsui, Kowloon, Hong Kong, P.R. C. . Choi Sio Man, CEO of Billion Sino is beneficial owner who has the ultimate voting control over the shares held this entity.

Change of Control

On June 10, 2011, Million Win Investments (HK) Limited ("Million Win") entered into a Stock Transfer Agreement, whereby it sold 6,548,993 common shares of its 8,200,000 common shares of the Company to Infinity, whereby Infinity had an option to purchase the remaining 1,651,007 shares owned by Million Win.

On August 1, 2012, Masaya Konishi, CEO and Director of the Company, purchased 6,548,993 shares from Infinity for an aggregate purchase price of $383,000 USD (30,000,000 JPY) in a private transaction.

On November 27, 2012, Masaya Konishi, CEO and Director of the Company, transferred 80,000 shares, 60,000 shares, and 60,000 shares of common stock to June Tsukamoto, Chairperson, Kioko Tsukamoto, and Junko Top, the daughters of June Tsukamoto, respectively, at free of charge in a private transaction. Then on January 3, 2013, he further transferred 720,000 shares, 540,000 shares, and 540,000 shares of common stock to the same three individuals..

On October 18, 2012, Million Win transferred 1,651,007 shares it owned to its affiliated company, Billion Sino for $82,550 in a private transaction.

In these private transactions, the Company did not engage in any form of general solicitation or general advertising in connection with the transactions. Mr. Konishi and Billion Sino were provided access to all material information, which they requested and all information necessary to verify such information and were afforded access to any Company information in connection with these transactions. Mr. Konishi and Billion Sino acquired these securities for investment and not with a view toward distribution, acknowledging such intent. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Item 13. Certain Relationships and Related Transactions, and Director Independence.

Transactions with related persons, promoters and certain control persons.

The Company paid compensation to Marilyn Montgomery, a former Chief Executive Officer and a director, who resigned the Company on January 5, 2012, in the amount of $9,559 for the year ended August 31, 2012.

On August 1, 2012, Masaya Konishi, CEO and Director of the Company purchased 6,548,993 shares from Infinity for an aggregate purchase price of $383,000 USD (30,000,000 JPY) in a private transaction. On November 27, 2012 and January 3, 2013Mr. Konishi transferred his 2,000,000 shares of common stock to three individuals at free of charge in a private transaction. The Company has 12,360,000 shares of common stock issued and outstanding as of June 7, 2013. With these transfers and additional transfers, Mr. Konishi’s (Officer and Director) ownership of 4,548,993 shares represents approximately 36.8% of the issued and outstanding shares, the majority ownership interest in the Company as of June 7, 2013.

Director Independence

As the Company is quoted on the OTCBB and not one of the national securities exchanges, it is not subject to any director independence requirements.

Your Event, Inc.

(A Development Stage Company)

Condensed Balance Sheets

	February 28, 2013	August 31, 2012
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	364,101	127,988
Prepaid expense	24,776	34,560
Accounts receivable	843	-
Deposits	3,830	-
Total current assets	393,550	162,548

Fixed assets:
Intangible asset, net accumulated amortization
of $396	3,164
Furniture and equipment, net
accumulated depreciation of $517	45,566	-
Total fixed assets	48,730	-
TOTAL ASSETS	442,280	162,548

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	10,414	4,100
Due to former stockholder	524,501	524,501
Due to officer	-	125,818
Loan payable - related party	979,275	-
Loan payable	40,000	-
Interest payable – related party	3,582	-
Total current liabilities	1,557,772	654,419

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares	-	-
authorized, none issued
Common stock, $0.001 par value, 70,000,000 shares	11,000	11,000
authorized, 12,360,000 and 12,360,000 issued and
outstanding as of 2/28/13 and 8/31/12,
Respectively
Additional paid-in capital	124,750	124,750
Deficit accumulated during development stage	(1,251,242)	(627,621)
Total stockholders' equity	(1,115,492)	(491,871)
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$442,280	$162,548

The accompanying notes are an integral part of these financial statements.

Your Event, Inc.

(A Development Stage Company)

Condensed Statements of Operations

(Unaudited)

	For the three months ending February 28, 2013	For the three months ending February 29, 2012	For the six months ending February 28, 2013	For the six months ending February 29, 2012	From October 30, 2007 (inception) to February 28, 2013
Revenue	-	-	-	-	-

Expenses:
Acquisition costs	-	-	-	-	343,484
Accounting fees	23,712	62,955	26,754	62,705	142,003
Advertising	-	-	-	-	1,054
Operating expenses	91,659	26,000	432,985	26,350	581,260
Operating expenses - related party	16,000	-	35,058	9,559	54,617
Total operating expenses	131,371	88,955	494,797	98,614	1,122,418

Other expenses:
Foreign exchange loss	-	-	207	-	207
Interest expense – related party	2,772	-	3,582	-	3,582
Loss on investment	-	-	125,035	-	125,035
Total other expenses	2,772	-	128,824	-	128,824

Net (Loss)	(134,143)	(88,955)	(623,621)	(98,614)	(1,251,242)

Weighted average number of common
shares outstanding- basic	12,360,000	12,360,000	12,360,000	12,360,000

Net loss per share	$(0.06)	$(0.01)	$(0.01)	$(0.01)

The accompanying notes are an integral part of these financial statements.

Your Event, Inc.

(A Development Stage Company)

Condensed Statements of Cash Flows

(Unaudited)

		For the six months ending February 28, 2013	For the six months ending February 29, 2012	From October 30, 2007 (inception) to February 28, 2013
	OPERATING ACTIVITIES
	Net loss	(623,621)	(98,614)	(1,251,242)
	Adjustment to reconcile net loss to net cash
	used by operating activities:
	Changes in operating assets and liabilities:
	Accounts receivable	(843)	-	(843)
	Depreciation/Amortization	913	-	913
	Deposits	(3,830)	-	(3,830)
	Prepaid expense	9,783	(151,318)	(24,777)
	Accounts payable	6,314	6,191	10,414
	Accrued expense	-	(5,000)	-
	Interest payable – related party	3,582	-	3,582
	Net cash (used) by operating activities	(607,702)	(248,741)	(1,265,783)

	INVESTING ACTIVITIES
	Purchase of furniture and equipment	(49,642)	-	(49,642)
	Net cash (used) by investing activities	(49,642)	-	(49,642)

	FINANCING ACTIVITIES
	Proceeds from sale of common stock	-	-	15,000
	Due to related party	853,457	-	853,457
	Bank loan	40,000	-	40,000
	Advances from former stockholder	-	246,432	524,501
	Contribution to capital	-	-	120,750
	Net cash provided by financing activities	893,457	246,432	1,679,526

	NET INCREASE IN CASH	236,113	(2,309)	364,101
	CASH - BEGINNING OF THE PERIOD	127,988	2,309	-
	CASH - END OF THE PERIOD	364,101	-	364,101

	SUPPLEMENTAL DISCLOSURES:
	Interest paid	-	-	-
	Income taxes paid	-	-	-
Non-cash transactions	stock payable	-	-	-

The accompanying notes are an integral part of these financial statements.

Your Event, Inc.

(A Development Stage Company)

Notes to the Condensed Unaudited Financial Statements

February 28, 2013

(Unaudited)

NOTE 1 - FINANCIAL STATEMENTS

The financial data presented herein is unaudited and should be read in conjunction with the financial statements and accompanying notes included in the 2012 Annual Report on Form 10-K filed by Your Event, Inc. (which, unless the context requires otherwise, shall be referred to herein as the “Company”). In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at February 28, 2013 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's August 31, 2012 audited financial statements. The results of operations for the periods ended February 28, 2013 and February 29, 2012 are not indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

These condensed financial statements have been prepared in accordance with U.S. GAAP applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of February 28, 2013, the Company has not recognized any revenues and has accumulated operating losses of $1,251,242 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for the acquisition of business across several industry sectors through the implementation of well-defined management strategies. While the Company is putting forth its best efforts to achieve these plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Your Event, Inc.

(A Development Stage Company)

Notes to the Condensed Unaudited Financial Statements

February 28, 2013

(Unaudited)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Critical Accounting Policies and Estimates

Revenue Recognition: We recognize revenue from product sales once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-50 (“ASC 350-50”), “Intangibles – Goodwill and Other” to determine the method of amortization of its intangible assets. The Company’s intangible assets are capitalized at historical cost and are amortized over their useful lives.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

The Company has evaluated all recent accounting pronouncements and believes that none of them will have a material effect on the Company's financial position and results of operations.

NOTE 5 – RELATED PARTY BALANCES AND TRANSACTIONS

The Company received funding from its former majority stockholder to fund the operating costs of the Company. Advances received from this stockholder amounted to $524,501 as of February 28, 2013. The debt is due upon financial stability and ability to cash flow payments.

An officer of the Company loaned the Company $979,275. In December, 2012, $739,375 of this debt was converted into a Convertible Note due and payable on December 31, 2014. Interest on the unpaid principal balance of this Note shall be calculated at the rate of one point five percent (1.5%) per annum with accrued and unpaid interest being payable on the Maturity Date. The Note Holder may elect to convert all or part of the principal of this Convertible Note and any accrued and unpaid interest at any time before December 31, 2014. The conversion price shall be at a price of $0.20 per unregistered restricted common share. The Company has analyzed the Convertible Note for a beneficial conversion feature and found that no beneficial conversion feature should be recognized, as both the stock price on the commitment date and the conversion price are the same.

Your Event, Inc.

(A Development Stage Company)

Notes to the Condensed Unaudited Financial Statements

February 28, 2013

(Unaudited)

NOTE 6 – SUBSIDIARY

On September 3, 2012, the Company incorporated a newly formed a wholly-owned subsidiary, named YEVN JAPAN, Inc., in Japan. The Company’s management formed this subsidiary in order to facilitate the future business operations in Japan. The proposed focus of this new subsidiary was to plan, operate and administer major events in Japan, not limited to conducting public exhibitions.

On October 12, 2012, the Company moved its corporate headquarters from Intex Bldg. 2F, 2-7-11 Nishi Gotanda, Shinagawa-Ward, Tokyo, Japan 141-0031 to 1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA 90254. Management believes California is where the new business opportunity lies for the Company. Management is currently working to establish and grow its business there. Upon moving its corporate headquarters to California, management concluded the Company no longer needed a subsidiary in Japan. Prior to closing the subsidiary, all liabilities were settled and the subsidiary had no assets.

NOTE 7 – LOAN PAYABLE

On February 15, 2013 the Company entered into a Promissory Note with a bank for the principal amount of $40,000. Interest on the unpaid principal balance of this Note shall be calculated at the rate of two point five seven percent (2.57%) per annum with a Maturity Date of February 15, 2016. Payments of $1,156.20 are due monthly until the Maturity Date. This Note may be paid earlier than due without penalty. The Company’s Certificates of Deposit in an amount equal to the principal have been used as collateral on this Note.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 18, 2013, the date on which the financial statements were available to be issued.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.4	Sanrio Distribution Agreement dated June 4, 2013 between Your Event and Sanrio.	X
10.5	Apparel License Agreement dated May 20, 2013 between Your Event and Major League Baseball Properties, Inc., Contract No. ML 4824	X
10.6	Hard Goods License Agreement dated May 30, 2013 between Your Event and Major League Baseball Properties, Inc., Contract No. ML 4837	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc. Registrant

Date: June 11, 2013	/s/ Masatoshi Suga
Name: Masatoshi Suga CFO and Director